UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

TAX-FREE FIXED INCOME FUND IV FOR PUERTO RICO RESIDENTS, INC.
(Name of Registrant as Specified in its Charter)

OCEAN CAPITAL LLC WILLIAM HEATH HAWK JOSÉ R. IZQUIERDO II ROXANA CRUZ-RIVERA
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ocean Capital Announces Formation of the Coalition of Concerned UBS Closed-End Bond Fund Investors

Sends Letter to Fellow Shareholders Regarding Campaigns to Overhaul the Boards of Directors of

Certain UBS Closed-End Bond Funds

Spotlights the Apparent Failures of UBS and the Long-Term Suffering Endured by Shareholders of the Funds

Seeks to Install New Directors Committed to Prioritizing Shareholders’ Interests and

Evaluating All Paths to Maximizing Value, Including Liquidating Funds to Realize NAV

SAN JUAN--(BUSINESS WIRE)--Ocean Capital LLC today sent the below letter to shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc., which are funds managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico.

***

Dear Fellow Shareholder,

Ocean Capital LLC and the other participants in its solicitations (collectively, “Ocean Capital” or “we”) are concerned shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), each of which is managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (collectively, “UBS”). Recently, Ocean Capital formed the Coalition of Concerned UBS Closed-End Bond Fund Investors (the “Coalition”) in order to effectively advocate for improved governance at Fund IV and Fund V.

WE HAVE NOMINATED ALIGNED DIRECTOR CANDIDATES TO SERVE ON THE BOARDS

OF FUND IV AND FUND V.

We firmly believe that reconstituting the Boards of Directors (the “Board”) of Fund IV and Fund V is critical to improving governance and ultimately ensuring that shareholders’ interests are placed ahead of UBS’ self-serving priorities. For far too long, it appears that shareholders of the closed-end bond funds managed or co-managed by UBS have been forced to endure dismal asset management practices and extraordinarily poor returns detailed below. This is why we have nominated the following highly-qualified and independent individuals for election to the Boards of Fund IV and Fund V at their 2021 Annual Meetings of Shareholders (the “2021 Annual Meetings”), currently scheduled for July 29, 2021:

Fund IV Nominees		Fund V Nominees

●	Roxana Cruz-Rivera	●	Roxana Cruz-Rivera
●	William Heath Hawk	●	William Heath Hawk
●	José R. Izquierdo II	●	José R. Izquierdo II
		●	Brent D. Rosenthal

Our nominees collectively possess significant asset management experience, deep knowledge of the Commonwealth’s debt issuances and sorely-needed ownership perspectives. They are the right directors to restore credibility in the boardroom and earn back shareholders’ trust.

WE BELIEVE THE CASE FOR BOARDROOM CHANGE AT FUND IV AND FUND V IS CRYSTAL CLEAR.

Since inception, the average annual total returns for Fund IV and Fund V are negative – meaning a dollar invested at launch is essentially worth less today.1 The one-year total returns for both funds are also negative.2 Based on our analysis, it appears that shareholders have suffered over nearly every relevant time horizon:

Average Annual Total Returns for Fund IV3			Average Annual Total Returns for Fund V4

●	One-Year: -33.27%	●	One-Year: -35.92%
●	Three-Year: 2.37%	●	Three-Year: -1.92%
●	Five-Year: 6.61%	●	Five-Year: 5.59%
●	Ten-Year -3.71%	●	Ten-Year -5.50%
●	Inception to Date: -0.15%	●	Inception to Date: 2.25%

We recognize that issues with respect to UBS and its Puerto Rico closed-end bond funds have been so troublesome that many investors have filed legal claims. A 2018 article from CNBC highlighted that there has been a “tsunami of arbitration claims that have been filed against UBS by Puerto Rico-based investors for — among other counts — breach of fiduciary duty, negligence and fraud.”5 That same article even noted that the former UBS Group AG Chief Executive Officer stated, “we could have done things better” with respect to the funds.6

We also find it notable that regulators such as the U.S. Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”) opened up inquiries into UBS and its Puerto Rico closed-end bond funds. Regulators contended UBS and its executives made material misrepresentations related to the funds.7 Ultimately, UBS has paid tens of millions of dollars as part of settlements since the spring of 2012.8

Given these circumstances and facts, we cannot entrust the current Boards to continue overseeing Fund IV and Fund V. Our nominees are committed to putting shareholders’ interests first and evaluating all avenues to maximizing value, including re-establishing a share repurchase program, liquidating the funds to realize their respective net asset values and other value unlocking initiatives.

[1]	UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.
[2]	UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.
[3]	Market returns included in UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.
[4]	Market returns included in UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.
[5]	CNBC, “UBS Group CEO on Puerto Rico: ‘We could have done things better’,” June 18, 2018.
[6]	CNBC, “UBS Group CEO on Puerto Rico: ‘We could have done things better’,” June 18, 2018.
[7]	Press release from the U.S. Securities and Exchange Commission dated May 1, 2012.
[8]	Press release from the U.S. Securities and Exchange Commission dated May 1, 2012 and press release from the Financial Industry Regulatory Authority dated September 29, 2015.

WE WILL NOT BE DETERRED BY UBS’ ANTI-SHAREHOLDER CONDUCT AND EFFORTS

TO FIGHT SORELY-NEEDED CHANGE.

Rather than allow shareholder democracy to play out at the 2021 Annual Meetings, Fund IV and Fund V – under UBS’ management – continue to create as many obstacles as possible to avoid accountability. They have hired high-priced advisors with shareholders’ capital and have initiated a strategy to call the 2021 Annual Meetings with barely 30 days’ notice. Moreover, they have unlawfully refused to accept our director nominations.

The directors of Fund IV and Fund V have demonstrated an apparent disregard for shareholder democracy by ignoring all of our constructive efforts to resolve our concerns before we initiated these campaigns for change. It seems to us that the directors of Fund IV and Fund V are more concerned with preserving their roles than safeguarding shareholders’ resources and allowing fair elections to occur.

Fortunately, the Coalition will not be deterred by UBS, the incumbent directors, and their entrenchment mechanisms. We intend to facilitate boardroom changes at Fund IV and Fund V, regardless of how long it takes or what it costs. Shareholders of these funds have been forced to accept sustained underperformance and waste for too long, and they deserve much better.

We encourage you to engage with us and share your feedback by contacting our proxy solicitor at ocean@investor.morrowsodali.com. Together, we believe shareholders can hold UBS and the funds’ underperforming directors accountable.

Sincerely,

W. Heath Hawk

Ocean Capital, LLC

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital LLC (“Ocean Capital”, William Heath Hawk, José R. Izquierdo II and Roxana Cruz-Rivera (all of the foregoing, the “Fund IV Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”). All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants when they become available, as they will contain important information, including additional information relating to the Fund IV Participants. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund IV’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the Fund IV Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in a preliminary proxy statement on Schedule 14A filed by the Fund IV Participants with the SEC on July 19, 2021. This document is available free of charge from the source indicated above.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital LLC (“Ocean Capital”, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”). All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants when they become available, as they will contain important information, including additional information relating to the Fund V Participants. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund V’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the Fund V Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in a preliminary proxy statement on Schedule 14A filed by the Fund V Participants with the SEC on July 19, 2021. This document is available free of charge from the source indicated above.

Contacts

For Investors:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

For Media:

MKA

Charlotte Kiaie, 646-386-0091

ckiaie@mkacomms.com

###

4